UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2008

(Exact name of registrant as specified in charter)

DE	0-8092	94-1620407
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 212-2568

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On December 4, 2008, Oxis International, Inc. (the “Company”) entered into and closed an Agreement (the “Bristol Agreement”) with Bristol Investment Fund, Ltd. (“Bristol”) pursuant to which Bristol agreed to cancel the debt payable by the Company to Bristol in the amount of approximately $20,000 in consideration of the Company issuing Bristol 25,000 shares of Series E Convertible Preferred Stock, which such shares carry a stated value equal to $1.00 per share (the “Series E Stock”).

The Series E Stock is convertible, at any time at the option of the holder, into common shares of the Company based on a conversion price equal to the lesser of $.01 or 60% of the average of the three lowest trading prices occurring at any time during the 20 trading days preceding the conversion.   The Series E Stock shall have voting rights on an as converted basis multiplied by 10.

In the event of any liquidation or winding up of the Company, the holders of Series E Stock will be entitled to receive, in preference to holders of common stock, an amount equal to the stated value plus interest of 15% per year.

The Series E Stock restricts the ability of the holder to convert the Series E Stock and receive shares of the Company’s common stock such that the number of shares of the Company common stock held by Bristol and its affiliates after such conversion does not exceed 4.9% of the Company’s then issued and outstanding shares of common stock.

The Series E Stock was offered and sold to Bristol in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Bristol is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of Oxis International, Inc.

10.1	Agreement dated December 4, 2008 and is made by and between Oxis International, Inc. (the “Company”) and Bristol Investment Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXIS INTERNATIONAL INC.

By:	/s/ Maurice Spitz
Name: Maurice Spitz
Title: President and Acting CEO

Date:    December 8, 2008